Exhibit 99.1

NII Holdings, Inc.
10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS DELIVERS STRONG PERFORMANCE FOR 2006
Company announces record results for 2006 and provides guidance for 2007
•	Full year 2006 net subscriber additions of over 934,000 – a 49% increase over 2005 resulting in ending subscribers of over 3.44 million. Net subscriber additions of 252,500 in the fourth quarter – a 25% increase over fourth quarter 2005

•	Full year 2006 consolidated operating revenues of $2.37 billion — a 36% increase over 2005; Consolidated fourth quarter operating revenues of $671 million – a 31% increase over fourth quarter 2005

•	Full year 2006 consolidated operating income before depreciation and amortization (OIBDA) of $662 million, including non cash stock option compensation expense – a 37% increase over 2005. Consolidated fourth quarter OIBDA of $196 million, including non cash stock option compensation expense – a 42% increase over fourth quarter 2005

•	Full year 2006 consolidated operating income of $460 million – a 30% increase over 2005. Consolidated fourth quarter operating income of $130 million – a 34% increase over fourth quarter 2005

•	Expanded coverage to an additional 19 million pops in 2006

•	Year-end consolidated cash and cash equivalents of $709 million
RESTON, Va. – February 27, 2007 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2006. For the full year 2006, the Company added a record 934,300 net subscribers to its network, a 49% increase as compared to 2005, bringing the total year-end subscriber base to over 3.4 million. Financial results for the full year 2006 included consolidated operating revenues of $2.37 billion, up 36% as compared to the previous year, consolidated OIBDA of $662 million for the year, a 37% increase over last year, and consolidated operating income of $460 million, an increase of 30% over last year. Consolidated OIBDA for the full year 2006 includes approximately $34 million of non-cash stock option compensation expense as required by SFAS 123R, which we began recognizing effective January 1, 2006.

For the full year 2006, the Company generated net income of $294 million, or $1.91 per basic share. As of December 31, 2006, NII Holdings had available cash and cash equivalents of $709 million. During 2006, the Company extended its network coverage to an additional 19 million pops and built coverage along key transportation corridors. The Company reported full-year 2006 capital expenditures of $627 million.
For the fourth quarter, the Company added over 252,000 net subscribers, a 25% increase as compared to the same period last year. Financial results for the fourth quarter 2006 included consolidated operating revenues of $671 million, a 31% increase over the same period last year and consolidated OIBDA of $196 million, a 42% increase as compared to the fourth quarter 2005. Consolidated OIBDA for the fourth quarter 2006 includes approximately $10 million of non-cash stock option compensation expense as required by SFAS 123R. Consolidated operating income for the fourth quarter was $130 million, a 34% increase as compared to the same period last year.
NII Holdings’ average monthly service revenue per subscriber (ARPU) was $59 for the fourth quarter and $58 for the full year 2006 – in-line with the prior year. The Company also reported churn of 1.5% for the full year 2006 and 1.5% for the fourth quarter – a 20 basis point improvement year over year and a 10 basis point improvement over the fourth quarter of 2005. Consolidated cost per gross add, or CPGA, was $335 for fourth quarter 2006 and $336 for the full year – a $5 improvement over 2005.
“NII delivered another year of record growth and profitability, exceeding the goals we set for the year in terms of subscriber growth, revenue growth, and OIBDA,” said Steve Shindler, NII Holdings’ Chairman and CEO. “We expanded our network to another 19 million people, increasing our scale and presence in the high growth wireless market in Latin America. We also executed key initiatives that further solidified our position for the long term by extending the term of our supply agreements with Motorola and by acquiring the assets of Cosmofrecuencias in Mexico, providing Nextel Mexico with a local concession, flexibility to provide additional high margin services, and a block of new nationwide spectrum. As we move forward in 2007, we are poised to capitalize on the numerous opportunities in front of us as we complete our current network expansion plan, continue to scale our business and execute on our profitable growth strategy. Our focus is and will continue to be to provide superior operating results, while capitalizing on our strengths in attracting and retaining the highest value wireless customers in our Latin American markets.”
“Key to our success is the ability to remain focused on operational excellence and solid execution,” said Lo van Gemert, NII’s President and COO. “During 2006, we improved upon our industry leading operational metrics delivering not only strong subscriber growth, but profitable subscriber growth. We remained focused on providing best in class customer care as evidenced by our continued reductions in churn, resulting in a 1.5% monthly churn rate by year-end 2006. Expanding our coverage in our major markets helped drive accelerated subscriber growth, lower churn and strong top line results. We added over 934,000 net subscribers to our network while improving our industry leading lifetime revenue and lifetime OIBDA per subscriber metrics,” he added.
As announced in September 2006, NII Holdings and Motorola extended their supply agreement for iDEN handsets and iDEN network infrastructure for an additional five year period through year-end 2011.
In October 2006, Nextel Mexico acquired the assets of Cosmofrecuencias, S.A. de C.V. in Mexico for $200 million, providing Nextel Mexico with a local concession and an opportunity to realize significant operational cost savings.

This transaction also provides increased flexibility for new revenue generating opportunities relating to calling party pays and enhanced data services. Additionally, this transaction provides Nextel Mexico with a 50MHz nationwide footprint of 3.4GHz spectrum — complementing its existing 800MHz network.
In December 2006, the Company completed a tender offer for the remaining portion of its 3.5% Convertible Notes due 2033. In connection with this offer, $91,362,000 aggregate principal amount of the Notes, or 100% of the issued and outstanding Notes, were validly tendered for conversion into 6.9 million shares of our common stock.
The Company ended the year with approximately $1.134 billion in total long-term debt, which includes $650 million in convertible notes, $279 million of a syndicated loan facility, and $205 million in local currency tower financing obligations, capital leases and other obligations. With year-end consolidated cash and cash equivalents of $709 million, the Company’s net debt at the end of the year was $425 million, resulting in a ratio of net debt to 2006 OIBDA of about 0.6.
2007 Guidance
The Company also announced the following guidance for 2007:
•	Net subscriber additions of 1.2 million – resulting in a 35% year over year increase in the subscriber base

•	Operating revenues of $3.1 billion – a 31% increase over 2006

•	OIBDA Guidance
o	OIBDA before non-cash stock option compensation expense of $950 million

o	OIBDA of $900 million
•	Capital expenditures of $575 million for the full year, which includes capital expenditures related to the 2007 network expansion plan of our covered footprint – covering an additional 9 million covered pops — including expanded highway and transportation corridor coverage
This guidance is predicated on reasonably stable foreign exchange rates. Additionally, this guidance is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2005 and it’s subsequent filings.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA, net debt to OIBDA which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s fourth quarter and 2006 full year results, visit the investor relations link at <http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and Nextel Direct Connect®, a digital two-way radio feature. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. Specifically, we have included guidance regarding our expected operational results in relation to certain performance measures for 2007 that are forward looking in nature. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the uncertainty relating to our ability to achieve the operating results described in our 2007 guidance, economic conditions in the markets in which we operate, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, and the additional risks and uncertainties that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 , in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is expected to be filed on or before March 1, 2007, and in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(in millions, except per share amounts, and unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Operating revenues
Service and other revenues	$2,279.9	$1,666.6	$649.6	$490.8
Digital handset and accessory revenues	91.4	79.2	21.4	21.8

	2,371.3	1,745.8	671.0	512.6

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	617.6	464.7	178.9	132.4
Cost of digital handset and accessory sales	311.3	251.2	82.3	72.9
Selling, general and administrative	780.4	545.2	214.2	169.5
Depreciation	194.8	124.0	62.1	38.8
Amortization	7.4	6.1	3.0	1.7

	1,911.5	1,391.2	540.5	415.3

Operating income	459.8	354.6	130.5	97.3

Other income (expense)
Interest expense, net	(89.4)	(72.5)	(23.3)	(25.6)
Interest income	51.1	32.6	12.1	12.2
Foreign currency transaction gains, net	3.6	3.4	4.4	0.9
Debt conversion expense	(5.1)	(8.9)	(5.1)	—
Other (expense) income, net	(6.1)	(8.6)	1.2	(1.3)

	(45.9)	(54.0)	(10.7)	(13.8)

Income before income tax provision	413.9	300.6	119.8	83.5
Income tax provision	(119.4)	(125.8)	(11.9)	(34.1)

Net income	$294.5	$174.8	$107.9	$49.4

Net income per common share, basic	$1.91	$1.19	$0.69	$0.33

Net income per common share, diluted	$1.67	$1.06	$0.60	$0.29

Weighted average number of common shares outstanding, basic	154.1	146.3	156.1	151.6

Weighted average number of common shares outstanding, diluted	184.3	176.6	185.4	183.1

CONSOLIDATED BALANCE SHEET DATA
(in millions and unaudited)

	December 31,	December 31,
	2006	2005
Cash, cash equivalents and short-term investments	$708.6	$884.9
Accounts receivable, less allowance for doubtful accounts of $15.9 and $11.7	298.5	220.6
Property, plant and equipment, net	1,389.2	936.5
Intangible assets, net	369.2	83.6
Total assets	3,297.7	2,621.0
Long-term debt, including current portion	1,157.7	1,173.0
Total liabilities	1,951.2	1,809.6
Stockholders’ equity	1,346.5	811.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Total digital subscribers (as of December 31)	3,440.3	2,506.1	3,440.3	2,506.1
Net subscriber additions	934.3	627.6	252.5	202.5
Churn (%)	1.5%	1.7%	1.5%	1.6%

Average monthly revenue per handset/unit in service (ARPU) (1)	$58	$58	$59	$60

Cost per gross add (CPGA) (1)	$336	$341	$335	$348

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating revenues
Service and other revenues	$1,319.4	$986.9	$372.9	$283.9
Digital handset and accessory revenues	21.9	26.4	4.4	7.9

	1,341.3	1,013.3	377.3	291.8

Operating expenses
Cost of service (excluding depreciation and amortization included below)	275.9	214.6	77.2	61.1
Cost of digital handset and accessory sales	172.1	133.4	46.7	40.5
Selling, general and administrative	362.6	265.6	98.5	82.2
Depreciation and amortization	105.9	69.3	33.5	20.2

	916.5	682.9	255.9	204.0

Operating income	$424.8	$330.4	$121.4	$87.8

Total digital subscribers (as of December 31)	1,544.6	1,119.8	1,544.6	1,119.8
Net subscriber additions	424.8	284.6	111.8	92.6
Churn (%)	1.7%	1.7%	1.7%	1.7%

ARPU (1)	$77	$79	$77	$81

CPGA (1)	$458	$467	$455	$460

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating revenues
Service and other revenues	$500.3	$321.6	$145.4	$109.9
Digital handset and accessory revenues	36.7	25.9	8.0	6.8

	537.0	347.5	153.4	116.7

Operating expenses
Cost of service (excluding depreciation and amortization included below)	173.6	122.2	50.7	34.4
Cost of digital handset and accessory sales	69.7	59.2	16.6	17.2
Selling, general and administrative	178.6	121.9	47.1	48.9
Depreciation and amortization	59.2	31.8	18.6	10.6

	481.1	335.1	133.0	111.1

Operating income	$55.9	$12.4	$20.4	$5.6

Total digital subscribers (as of December 31)	898.9	637.6	898.9	637.6
Net subscriber additions	261.4	156.9	72.5	57.3
Churn (%)	1.4%	1.9%	1.3%	1.6%

ARPU (1)	$46	$42	$48	$45

CPGA (1)	$256	$265	$261	$296

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating revenues
Service and other revenues	$320.6	$248.3	$91.0	$67.1
Digital handset and accessory revenues	24.4	21.3	6.6	5.4

	345.0	269.6	97.6	72.5

Operating expenses
Cost of service (excluding depreciation and amortization included below)	113.9	90.6	33.8	26.3
Cost of digital handset and accessory sales	45.1	40.3	12.6	10.2
Selling, general and administrative	87.0	67.8	24.2	18.7
Depreciation and amortization	20.1	16.5	6.9	4.2

	266.1	215.2	77.5	59.4

Operating income	$78.9	$54.4	$20.1	$13.1

Total digital subscribers (as of December 31)	650.7	500.2	650.7	500.2
Net subscriber additions	150.5	122.5	42.4	35.1
Churn (%)	1.3%	1.2%	1.4%	1.2%

ARPU (1)	$41	$41	$42	$40

CPGA (1)	$184	$187	$185	$183

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Operating revenues
Service and other revenues	$137.9	$108.5	$39.9	$29.5
Digital handset and accessory revenues	8.5	5.7	2.4	1.7

	146.4	114.2	42.3	31.2

Operating expenses
Cost of service (excluding depreciation and amortization included below)	53.2	36.3	16.8	10.5
Cost of digital handset and accessory sales	24.2	18.3	6.2	5.0
Selling, general and administrative	42.9	33.2	11.7	8.5
Depreciation and amortization	12.9	8.7	4.5	2.5

	133.2	96.5	39.2	26.5

Operating income	$13.2	$17.7	$3.1	$4.7

Total digital subscribers (as of December 31)	345.1	248.5	345.1	248.5
Net subscriber additions	96.6	63.6	24.8	17.5
Churn (%)	1.8%	1.9%	1.9%	1.8%

ARPU (1)	$36	$39	$37	$38

CPGA (1)	$188	$206	$179	$202

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the years and Three Months Ended December 31, 2006 and 2005” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Consolidated operating income	$459.8	$354.6	$130.5	$97.3
Consolidated depreciation	194.8	124.0	62.1	38.8
Consolidated amortization	7.4	6.1	3.0	1.7

Consolidated operating income before depreciation and amortization	$662.0	$484.7	$195.6	$137.8

OIBDA Before Non-Cash Stock Option Compensation Expense
Consolidated OIBDA before non-cash stock option compensation expense represents operating income before non-cash stock option compensation expense, depreciation and amortization expense. Consolidated OIBDA before non-cash stock option compensation expense is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA before non-cash stock option compensation expense measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA before non-cash stock option compensation expense provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations, as well as non-cash stock option compensation expenses that we are required to record as a result of the implementation of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment.” We believe our consolidated OIBDA before non-cash stock option compensation expense calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA before non-cash stock option compensation expense can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

Guidance
Estimate
For the Year Ending
December 31, 2007
Consolidated operating income	$620.2
Consolidated depreciation	270.2
Consolidated amortization	9.6

Consolidated operating income before depreciation and amortization	900.0
Non-cash stock option compensation expense	50.0

Consolidated operating income before depreciation and amortization and before non-cash stock option compensation expense	$950.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Consolidated service and other revenues	$2,279.9	$1,666.6	$649.6	$490.8
Less: consolidated analog revenues	(8.4)	(9.5)	(1.9)	(2.3)
Less: consolidated other revenues	(222.1)	(159.0)	(64.0)	(58.7)

Total consolidated subscriber revenues	$2,049.4	$1,498.1	$583.7	$429.8

ARPU calculated with subscriber revenues	$58	$58	$59	$60

ARPU calculated with service and other revenues	$65	$65	$65	$68

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Service and other revenues	$1,319.4	$986.9	$372.9	$283.9
Less: analog revenues	(3.6)	(4.8)	(0.8)	(1.0)
Less: other revenues	(95.8)	(72.3)	(27.9)	(20.5)

Total subscriber revenues	$1,220.0	$909.8	$344.2	$262.4

ARPU calculated with subscriber revenues	$77	$79	$77	$81

ARPU calculated with service and other revenues	$84	$84	$83	$88

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Service and other revenues	$500.3	$321.6	$145.4	$109.9
Less: analog revenues	(2.2)	(2.6)	(0.4)	(0.7)
Less: other revenues	(75.8)	(47.4)	(22.0)	(27.4)

Total subscriber revenues	$422.3	$271.6	$123.0	$81.8

ARPU calculated with subscriber revenues	$46	$42	$48	$45

ARPU calculated with service and other revenues	$55	$49	$56	$60

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Service and other revenues	$320.6	$248.3	$91.0	$67.1
Less: other revenues	(42.1)	(33.0)	(11.8)	(9.1)

Total subscriber revenues	$278.5	$215.3	$79.2	$58.0

ARPU calculated with subscriber revenues	$41	$41	$42	$40

ARPU calculated with service and other revenues	$47	$48	$48	$46

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Service and other revenues	$137.9	$108.5	$39.9	$29.5
Less: analog revenues	(0.1)	(0.2)	—	—
Less: other revenues	(9.3)	(7.0)	(2.6)	(1.9)

Total subscriber revenues	$128.5	$101.3	$37.3	$27.6

ARPU calculated with subscriber revenues	$36	$39	$37	$38

ARPU calculated with service and other revenues	$39	$42	$40	$41

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Consolidated digital handset and accessory revenues	$91.4	$79.2	$21.4	$21.8
Less: consolidated cost of handset and accessory sales	311.3	251.2	82.3	72.9

Consolidated handset subsidy costs	219.9	172.0	60.9	51.1
Consolidated selling and marketing	321.2	233.5	86.8	70.5

Costs per statement of operations	541.1	405.5	147.7	121.6
Less: consolidated costs unrelated to initial customer acquisition	(44.2)	(42.1)	(11.6)	(11.2)

Customer acquisition costs	$496.9	$363.4	$136.1	$110.4

Cost per Gross Add	$336	$341	$335	$348

Nextel Mexico

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Digital handset and accessory revenues	$21.9	$26.4	$4.4	$7.9
Less: cost of handset and accessory sales	172.1	133.4	46.7	40.5

Handset subsidy costs	150.2	107.0	42.3	32.6
Selling and marketing	197.7	148.1	51.6	43.8

Costs per statement of operations	347.9	255.1	93.9	76.4
Less: costs unrelated to initial customer acquisition	(33.7)	(29.0)	(9.3)	(8.4)

Customer acquisition costs	$314.2	$226.1	$84.6	$68.0

Cost per Gross Add	$458	$467	$455	$460

Nextel Brazil

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Digital handset and accessory revenues	$36.7	$25.9	$8.0	$6.8
Less: cost of handset and accessory sales	69.7	59.2	16.6	17.2

Handset subsidy costs	33.0	33.3	8.6	10.4
Selling and marketing	70.5	46.9	20.2	16.2

Costs per statement of operations	103.5	80.2	28.8	26.6
Less: costs unrelated to initial customer acquisition	(3.2)	(5.1)	(0.8)	(1.2)

Customer acquisition costs	$100.3	$75.1	$28.0	$25.4

Cost per Gross Add	$256	$265	$261	$296

Nextel Argentina

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Digital handset and accessory revenues	$24.4	$21.3	$6.6	$5.4
Less: cost of handset and accessory sales	45.1	40.3	12.6	10.2

Handset subsidy costs	20.7	19.0	6.0	4.8
Selling and marketing	27.8	21.3	7.8	5.9

Costs per statement of operations	48.5	40.3	13.8	10.7
Less: costs unrelated to initial customer acquisition	(4.6)	(5.4)	(1.2)	(1.0)

Customer acquisition costs	$43.9	$34.9	$12.6	$9.7

Cost per Gross Add	$184	$187	$185	$183

Nextel Peru

	Year Ended		Three Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(unaudited)
Digital handset and accessory revenues	$8.5	$5.7	$2.4	$1.7
Less: cost of handset and accessory sales	24.2	18.3	6.2	5.0

Handset subsidy costs	15.7	12.6	3.8	3.3
Selling and marketing	17.3	12.7	4.5	3.3

Costs per statement of operations	33.0	25.3	8.3	6.6
Less: costs unrelated to initial customer acquisition	(2.5)	(2.3)	(0.4)	(0.4)

Customer acquisition costs	$30.5	$23.0	$7.9	$6.2

Cost per Gross Add	$188	$206	$179	$202

Net Debt
Net debt represents total long-term debt less cash and cash equivalents. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2006 can be calculated as follows (in millions):

Total long-term debt	$1,134.4
Less: cash, cash equivalents and short-term investments	(708.6)

Net debt	$425.8

     Net debt to consolidated OIBDA and net debt to consolidated operating income for the year ended December 31, 2006 are as follows:

Net debt to consolidated operating income before depreciation and amortization	0.6

Net debt to consolidated operating income	0.9